UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  November 9, 2009

CHYRON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	1-9014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment
                  of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)

On November 9, 2009, the Board of Directors (the “Board”) of Chyron Corporation (the “Company”), upon recommendation of the Compensation Committee of the Board, awarded 225,000 restricted stock units (“RSUs”) to certain employees of the Company, including the Company’s named executive officers. The RSUs were awarded under the Company’s 2008 Long-Term Incentive Plan (the “Plan”) and will entitle the recipient to one share of the Company’s common stock for each RSU when the applicable vesting period for that RSU is met.

The named executive officers receiving the RSUs and the number of RSUs received are as follows:

Named Executive Officer	Number of RSUs Awarded
Michael Wellesley-Wesley	74,336
Jerry Kieliszak	28,959
Kevin Prince	28,959
TOTAL	132,254

Pursuant to the terms of each RSU agreement, the RSUs are scheduled to vest quarterly in 12 equal installments on the first trading day of each calendar quarter for twelve consecutive quarters commencing after December 31, 2009, such that the RSUs will be fully vested in three years.

If a recipient’s employment with the Company terminates for any reason, then the RSUs that remain unvested as of the date of the termination of the recipient’s employment will be forfeited immediately without compensation.  Pursuant to the terms of the Plan, if the Company undergoes a “Change in Control” (as defined in the Plan), then the Compensation Committee of the Board shall waive any or all Company vesting, repurchase and/or forfeiture rights with respect to RSUs that are not then vested.

The RSUs will be settled solely by the delivery of shares of the Company’s common stock, equal to the number of RSUs in which the recipient vests, to a brokerage account to be established for each recipient. The Company shall direct the broker to sell a sufficient number of shares from the recipient’s brokerage account and deliver the proceeds to the Company so as to provide a sufficient amount of cash to satisfy the recipient’s required payroll and income tax withholding obligations.

Until vested, the RSUs may not be transferred, and the shares of common stock received upon vesting shall be subject to the Company’s insider trading policy unless the recipient has made a valid election to transfer or sell the shares in compliance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. In addition, recipients shall have no rights as stockholders, including the right to receive any dividends or other distributions on shares of Company common stock, until the RSUs have vested and shares of Company common stock have been issued.

The RSUs shall terminate on the earlier of the date that the recipient’s employment with the Company terminates for any reason, and the date on which the last tranche of the units vest and shares of common stock are delivered to the recipient.

The description of the RSUs set forth herein is qualified in its entirety by reference to the complete terms and conditions of the Form of Restricted Stock Unit Award filed as Exhibit 10.1 to this Form 8-K and incorporated by reference into Item 5.02(e) of this Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)

10.1	Form of Restricted Stock Unit Award under the Chyron Corporation 2008 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION

By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award under the Chyron Corporation 2008 Long-Term Incentive Plan.

Date:  November 13, 2009